Exhibit 99.1
Heliogen, Inc. Announces Second Quarter 2023
Financial and Operational Results

PASADENA, Calif, August 8, 2023 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its second quarter 2023 financial and operational results.

Recent Highlights

•Increased current opportunity pipeline to 825 MW, 700 MW of which was added since May 2023

Second Quarter 2023 Highlights

•Signed an $11.2 million offtake contract with the City of Lancaster, CA for the sale of carbon-free green hydrogen produced at Heliogen’s Proxima project
Executive Commentary

“During the second quarter of 2023, we made demonstrable progress on our three-pronged strategy to enhance shareholder value at Heliogen,” said Christie Obiaya, Heliogen’s Chief Executive Officer. “We advanced our goal of closing sales by securing a high-quality green hydrogen offtake agreement.”

Ms. Obiaya continued, “Heliogen’s efforts remain focused on expanding our market presence, accelerating the installation of our first commercial-scale projects, and preparing to add growth capital. We have seen rapid progress on these strategic initiatives, which is a testament to our team’s resilience and dedication. As we look forward to the next several quarters, we remain focused and determined to unlock the vast potential of our groundbreaking solar thermal energy technology. We stand resolute in our commitment to deliver on the promises we’ve made to our shareholders, customers and the planet.”

Second Quarter 2023 Financial Results

For the second quarter 2023, Heliogen reported total revenue of $1.4 million and net loss of $21.7 million. Heliogen’s revenue was driven primarily by continued execution on its Capella project. Heliogen’s Adjusted EBITDA was negative $19.3 million for second quarter 2023.

Conference Call Information

The Heliogen management team will host a conference call to discuss its second quarter 2023 financial results on Wednesday, August 9, 2023, at 10:00 a.m. EDT. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 1-877-407-0789 (1-201-689-8562 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website.

Open Conference Call Question Submission

Members of the investor community may submit questions before the start of the conference call for consideration via email to louis.baltimore@heliogen.com.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Use of Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our commitment to accelerating our sales and establishing stronger relationships with our commercial partners, expanding our market presence and accelerating the installation of our first commercial-scale project, achieving our financial and operational goals and future growth opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to maintain listing on the New York Stock Exchange; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Louis Baltimore
VP, Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$1,394	$2,392	$3,331	$5,931
Cost of revenue	1,522	2,814	3,904	40,638
Gross loss	(128)	(422)	(573)	(34,707)

Operating expenses:
Selling, general and administrative	17,652	22,403	21,817	42,465
Research and development	4,946	5,905	10,206	15,280
Impairment charges	—	—	1,008	—
Total operating expenses	22,598	28,308	33,031	57,745
Operating loss	(22,726)	(28,730)	(33,604)	(92,452)

Interest income, net	270	213	553	407
Gain (loss) on warrant remeasurement	(52)	8,284	252	12,310
Other income (expense), net	827	(109)	574	(185)
Net loss before taxes	(21,681)	(20,342)	(32,225)	(79,920)
(Provision) benefit for income taxes	(2)	125	(2)	735
Net loss	$(21,683)	$(20,217)	$(32,227)	$(79,185)

Loss per share:
Loss per share – Basic and Diluted	$(0.11)	$(0.11)	$(0.16)	$(0.42)
Weighted average number of shares outstanding – Basic and Diluted	200,616,841	190,182,474	198,768,335	187,123,737

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$43,498	$45,719
Investments, available-for-sale	64,309	97,504
Other current assets	14,642	15,598
Total current assets	122,449	158,821
Non-current assets	31,469	32,798
Total assets	$153,918	$191,619
LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade payables	$845	$6,921
Contract liabilities	12,247	10,348
Contract loss provisions	27,500	28,418
Other current liabilities	9,784	5,602
Total current liabilities	50,376	51,289
Long-term liabilities	15,222	15,006
Total liabilities	65,598	66,295
Shareholders’ equity	88,320	125,324
Total liabilities and shareholders’ equity	$153,918	$191,619

Heliogen, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(21,683)	$(20,217)	$(32,227)	$(79,185)
Interest income, net	(270)	(213)	(553)	(407)
Provision (benefit) for income taxes	2	(125)	2	(735)
Depreciation and amortization	592	540	1,193	1,178
EBITDA	$(21,359)	$(20,015)	$(31,585)	$(79,149)
Impairment charges (1)	—	—	1,008	—
Gain on warrant remeasurement (2)	52	(8,284)	(252)	(12,310)
Share-based compensation (3)	2,816	11,524	(6,490)	24,506
Provision for contract losses (4)	20	—	390	33,737
Contract losses incurred (4)	(877)	(3,189)	(1,324)	(3,160)
Change in fair value of contingent consideration (5)	112	39	1,237	53
Employee retention credit (6)	(41)	—	(41)	—
Adjusted EBITDA	$(19,277)	$(19,925)	$(37,057)	$(36,323)
________________
(1)Represents the impairment of goodwill associated with the acquisition of HelioHeat GmbH (the “HelioHeat Acquisition”).
(2)Represents the change in fair value on our outstanding warrant liabilities.
(3)Share-based compensation for the six months ended June 30, 2023 includes a net reduction of $12.5 million of expense as a result of stock options forfeited in connection with the termination of our former Chief Executive Officer and excludes $0.1 million of expense associated with the vesting of warrants issued in April 2022 in connection with a vendor agreement (the “Vendor Warrants”). Share-based compensation for the three and six months ended June 30, 2022 excludes $0.1 million of expense associated with the vesting of the Vendor Warrants.
(4)Represents contract losses with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. Contract loss is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(5)Represents the change in fair value of our contingent consideration related to the HelioHeat Acquisition.
(6)Represents an adjustment to the employee tax credit to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) recorded as grant revenue in the fourth quarter of 2022.